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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported) January 3, 2008

                                    SPSS Inc.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                      000-22194               36-2815480
(State or Other Jurisdiction of          (Commission           (I.R.S. Employer
         Incorporation)                 File Number)         Identification No.)

233 South Wacker Drive, Chicago, Illinois                                60606
 (Address of Principal Executive Offices)                             (Zip Code)

                                 (312) 651-3000
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

     (a) On January 3, 2008, SPSS Inc. (the "Company") received a letter of resignation from Dr. Norman Nie whereby he resigned as Chairman of the Board and as a member of the Company's board of directors, effective immediately. Although the letter did not state a reason for his resignation, the Company believes that Dr. Nie's resignation was the result of Dr. Nie's dispute with the Company concerning the rights and obligations of the Company under a purported license agreement relating to the SPSS trademark. The Company previously disclosed the dispute in a Form 8-K filed by the Company with the Securities and Exchange Commission on December 31, 2007.

ITEM 8.01 OTHER EVENTS

     On January 3, 2008, the Company's board of directors elected Jack Noonan as Chairman of the Board to replace Dr. Nie. Following Dr. Nie's resignation, the Company's board of directors resolved that, effective immediately, the total number of board members would be reduced from eight to seven members, thereby reducing the class of directors to be elected at the 2008 Annual Meeting of Stockholders from three members to two members.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SPSS Inc.


Dated: January 4, 2008                  By: /s/ Raymond H. Panza
                                            ------------------------------------
                                            Raymond H. Panza
                                            Executive Vice President, Corporate
                                            Operations, Chief Financial Officer
                                            and Secretary